                                                                     EXHIBIT 3.1


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
               -------------------------------------------------



     1.       The name of the Corporation is Information Management Associates,
Inc.

     2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the Corporation, are as follows:

          (a) To engage in and carry on the business of computer and marketing consultants, research, development, software sales and computer and software leasing and all other activities pertaining to or about or incident to the aforesaid including the investment of corporate funds; and

          (b) To undertake, carry on and engage in any lawful act or activity for which Corporations may be formed under the laws of the State of Connecticut and to carry out the purposes of the Corporation in any state, territory, district or possession of the United States, or in any foreign country, to the extent that the same is not forbidden by the law of the state, territory, district or possession of the United States or by such foreign country.

     3. The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof, are as follows:

              The total number of shares of capital stock which the Corporation shall have authority to issue is 5,500,000 shares, divided into and designated by classes as follows: 5,000,000 shares of common stock, without par value ("Common Stock"), and 500,000 shares of preferred stock, without par value ("Preferred Stock").

     4. The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341 of the Connecticut Stock Corporation Act are as follows:

          The Board of Directors shall have authority, before their issuance, to fix and determine the terms, limitations and relative rights or preferences of the Preferred Stock, or establish series of such shares and fix and determine the variations as among such series, to the extent this Certificate of Incorporation has not or does not in the future do so.

                  DESIGNATIONS, PREFERENCES AND SPECIAL RIGHTS
                     OF SENIOR CONVERTIBLE PREFERRED STOCK

     Designation, Amount and Rank.  Eight thousand eight hundred fifty (8,850)
     ----------------------------
shares of a convertible preferred stock, no par value per share, shall be designated as "Senior Convertible Preferred Stock" (the "Senior Preferred Stock"). The Senior

Preferred Stock shall comprise two series as follows: 4,500 shares of Series A Senior Preferred Stock ("Series A Senior Preferred Stock") and 4,350 shares of Series B Senior Preferred Stock ("Series B Senior Preferred Stock"). With respect to dividend rights, redemption rights, and rights on liquidation, winding up and dissolution, the Senior Preferred Stock shall rank prior to the Common Stock and any other class of capital stock or series of preferred stock hereafter created. The Senior Preferred Stock shall be issued pursuant to the following additional terms and conditions:

          1.  Preferred Stock.
              ---------------

          1.1.  Definitions.  As used herein, unless the context otherwise
                -----------
requires, the following terms have the following meanings:

          1.1.1. "Additional Director" means any director whom holders of shares of Senior Preferred Stock shall be entitled to elect by virtue of the provisions of Section 1.4.2 hereof.

          1.1.2. "Additional Shares of Common Stock" means all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Sections 1.7.3 or 1.7.4, deemed to be issued) by the Corporation after the date hereof, whether or not subsequently reacquired or retired by the Corporation other than (a) the issuance of shares upon conversion of the Senior Preferred Stock; (b) shares to be issued to directors and employees pursuant to Corporation sponsored employee benefit and compensation arrangements, but not to exceed 600,000 shares (subject to equitable adjustment in the event of any combination, reclassification, stock split, dividend or recapitalization of the Corporation); (c) shares issued upon exercise of the Warrants; and (d) shares to be issued pursuant to outstanding stock options covering 115,930 shares of Common Stock issued to former employees of Coffman Systems, Inc.; and (e) such additional number of shares, if any, as may become issuable upon the conversion or exercise of any of the securities referred to in the foregoing clauses (a) through (d) and by reason of adjustments required pursuant to anti-dilution provisions applicable to such Senior Preferred Stock as in effect on the date hereof, but only if and to the extent that such adjustments are required as the result of the original issuance of such Senior Preferred Stock.

          1.1.3. "Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law or other governmental action to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

          1.1.4. "Closing" means the date of closing of any Triggering Event, as contemplated by Section 1.6.2 hereof.

          1.1.5. "Common Stock" means the Corporation's Common Stock, no par value, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Corporation the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends and distributions after the payment of dividends and distributions on any shares entitled to preference.

          1.1.6. "Conversion Price" means the Series A Conversion Price or the Series B Conversion Price, whichever is applicable.

          1.1.7. "Series A Conversion Price" means $11.00, subject to adjustment pursuant to Sections 1.7 and 1.9 hereof.

          1.1.8. "Series B Conversion Price" means $16.00, subject to adjustment pursuant to Sections 1.7 and 1.9 hereof.

          1.1.9. "Convertible Securities" means any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

          1.1.10. "Current Market Price" means on any date specified herein, the average daily Market Price during the period of the most recent twenty (20) days, ending on such date, on which the national securities exchanges were open for trading, except that if no Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

          1.1.11. "Dividend Payment Date" means March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1995.

          1.1.12. "Dividend Period" means each of the periods commencing
January 1 and ending March 31 of any year, commencing April 1 and ending June 30 of any year, commencing July 1 and ending September 30 of any year and commencing October 1 and ending December 31 of any year.

          1.1.13. "Independent Financial Expert" means a nationally recognized investment banking firm, ranking in the top twenty (as determined by the Securities Industries Association, Inc. or a similar securities information data company) as lead manager for primary common stock offerings in the year prior to the year in which it is called upon to give independent financial advice to the Corporation as described herein and that does not (and whose directors, officers, employees and affiliates do not) have a direct or indirect financial interest in the Corporation or any of its affiliates, that has not been, since the beginning of the year prior to the year in which it is called upon to give independent financial advice to the Corporation as described herein, and at the time it is called upon to give independent financial advice to the Corporation is not (and none of whose directors, officers, employees or affiliates is) a promoter, director or officer of the Corporation or any of its affiliates and that does not provide any advice or opinions to the Corporation or any of its affiliates except as an Independent Financial Expert. The Corporation will bear the expense of compensation of the Independent Financial Expert for services or opinions it may provide in that capacity.

          1.1.14. "Mandatory Redemption Date" means each of the Mandatory Redemption Dates stated in Section 1.5.1 hereof.

          1.1.15. "Market Price" means on any date specified herein, the amount per share of the Common Stock, equal to (a) the last sale price of such Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the higher of (x) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (y) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within 18 days of the date as of which the determination is to be made.

          1.1.16. "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

          1.1.17. "Other Securities" means any stock (other than Common Stock) and other securities of the Corporation or any other Person (corporate or otherwise) which the holders of

Preferred Stock at any time shall be entitled to receive, or shall have received, upon the conversion of Preferred Stock, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

          1.1.18. "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

          1.1.19. "Preferred Stock" means, collectively, all the outstanding series of preferred stock of the Corporation.

          1.1.20. "Series A Redemption Conversion Event" shall mean a conversion of shares of Series A Senior Preferred Stock at the election of a holder after receipt of a mandatory redemption notice pursuant to Section 1.5.4 hereof if no Series A Special Conversion Event has occurred and an Independent Financial Expert has determined (a) in connection with the March 31, 2003 Mandatory Redemption Date, that the value of the Common Stock as of December 31, 2002 is less than $70 per share or (b) in connection with the March 31, 2004 Mandatory Redemption Date, that the value of the Common Stock as of December 31, 2003 is less than $88 per share. The per share values set forth in this definition shall be equitably adjusted to take into account any changes in capitalization of the Corporation after March 31, 1995.

          1.1.21. "Series B Redemption Conversion Event" shall mean a conversion of shares of Series B Senior Preferred Stock at the election of a holder after receipt of a mandatory redemption notice pursuant to Section 1.5.4 hereof if no Series B Special Conversion Event has occurred and an Independent Financial Expert has determined (a) in connection with the March 31, 2004 Mandatory Redemption Date, that the value of the Common Stock as of December 31, 2003 is less than $152 per share or (b) in connection with the March 31, 2005 Mandatory Redemption Date, that the value of the Common Stock as of December 31, 2004 is less than $205 per share. The per share values set forth in this definition shall be equitably adjusted to take into account any changes in capitalization of the Corporation after October 30, 1996.

          1.1.22.  "Series B Dividend Conversion Date" shall mean October 31,
1998.

          1.1.23. "Restricted Period" shall mean the period beginning on the date of original issue of any shares of Senior Preferred Stock and ending on the earlier of (i) the first day of the calendar quarter in which the Corporation first pays cash dividends on its Common Stock pursuant to Section 1.2.5 hereof and (ii) June 30, 1999.

          1.1.24. "Securities Act" means the Securities Act of 1933, as amended.

          1.1.25. "Senior Preferred Stock" means, collectively, the Series A Senior Preferred Stock, no par value, of the Corporation created pursuant to a Certificate of Designation filed March 31, 1995 with the Secretary of State of the State of Connecticut and the Series B Senior Preferred Stock, no par value, of the Corporation.

          1.1.26. "Six-Dividend Default" means any time when the Corporation is in default in the payment of cash dividends on the Senior Preferred Stock for any six (6) consecutive Dividend Periods occurring after the date on which the Restricted Period ends or for any six Dividend Periods within any twelve (12) consecutive Dividend Periods occurring after such date.

          1.1.27. "Series A Special Conversion Event" means the consummation of a transaction which involves (i)(a) an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of shares of Common Stock in which the aggregate proceeds to the Corporation and any selling shareholders exceed $20 million or (b) the sale of all or substantially all of the stock or assets of the Corporation or the merger or consolidation of the Corporation in a transaction in which the Corporation is not the surviving corporation and (ii) a price (or valuation) per share for the Common Stock in such transaction that is less than the per share prices stated in the following table:

                             Liquidity
                          Event Completed       Per Share Price
                          ---------------       ---------------
                     ------------------------------------------
                     Prior to 9/30/96                    $16.50
                     ------------------------------------------
                     10/1/96 through 9/30/97              18.50
                     ------------------------------------------
                     10/1/97 through 9/30/98              22.50
                     ------------------------------------------
                     10/1/98 through 9/30/99              28.00
                     ------------------------------------------
                     10/1/99 through 9/30/00              35.00
                     ------------------------------------------
                     10/1/00 through 9/30/01              44.00
                     ------------------------------------------
                     10/1/01 through 9/30/02              55.50
                     ------------------------------------------
                     10/1/02 through 9/30/03              70.00
                     ------------------------------------------
                     10/1/03 through 3/31/04              88.00
                     ------------------------------------------

The per share prices set forth in the preceding table shall be equitably adjusted to take into account any changes in capitalization of the Corporation occurring after March 31, 1995.

          1.1.28. "Series B Special Conversion Event" means the consummation of a transaction which involves (i) (a) an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of shares of Common Stock in which the aggregate proceeds to the Corporation and any selling shareholders exceed $20 million or (b) the sale of all or substantially all of the stock or assets of the Corporation or the merger or consolidation of the Corporation in a transaction in which the Corporation is not the surviving corporation and (ii) a price (or valuation) per share for the Common Stock in such transaction that is less than the per share prices stated in the following table:

                      Liquidity
                  Event Completed        Per Share Price
                  ---------------        ---------------
              ------------------------------------------
              Prior to March 31, 1998            $ 29.00
              ------------------------------------------
              4/1/98 through 3/31/99               36.00
              ------------------------------------------
              4/1/99 through 3/31/00               48.00
              ------------------------------------------
              4/1/00 through 3/31/01               66.00
              ------------------------------------------
              4/1/01 through 3/31/02               87.00
              ------------------------------------------
              4/1/02 through 3/31/03              118.00
              ------------------------------------------
              4/1/03 through 3/31/04              152.00
              ------------------------------------------
              4/1/04 through 3/31/05              205.00
              ------------------------------------------


The per share prices set forth in the preceding table shall be equitably adjusted to take into account any changes in capitalization of the Corporation occurring after October 30, 1996.

          1.1.29. "Special Senior Preferred Stock Voting Rights" means the special voting rights which holders of the Senior Preferred Stock are entitled to exercise by virtue of the provisions of Section 1.4.2 hereof.

          1.1.30. "Stated Value" per share means with respect to the Senior Preferred Stock, One Thousand Dollars ($1,000) plus all accumulated and unpaid dividends, if any, added thereto pursuant to Section 1.2.2 and minus all amounts paid in cash in respect of such previously accumulated and unpaid dividends that were originally added to such Stated Value pursuant to Section 1.2.2.

          1.1.31. "Stated Value Excess Amount" means, with respect to a particular share of Senior Preferred Stock, the remainder of (i) the Stated Value of such share plus all Unpaid Dividends thereon minus (ii) one Thousand Dollars ($1,000).

          1.1.32. "Series A Triggering Event" means the consummation of a transaction which involves (i) (a) an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of shares of Common Stock in which the aggregate proceeds to the Corporation and any selling shareholders exceed $20 million or (b) the sale of all or substantially all of the stock or assets of the Corporation or the merger or consolidation of the Corporation in a transaction in which the Corporation is not the surviving corporation and (ii) a price (or valuation) per share for the Common Stock in such transaction that equals or exceeds the per share prices stated in the following table:

                  Liquidity
                Event Completed            Per Share Price
                ---------------            ---------------
            ----------------------------------------------
            Prior to September 30, 1996             $16.50
            ----------------------------------------------
            10/1/96 through 9/30/97                  18.50
            ----------------------------------------------
            10/1/97 through 9/30/98                  22.50
            ----------------------------------------------
            10/1/98 through 9/30/99                  28.00
            ----------------------------------------------
            10/1/1999 through 9/30/2000              35.00
            ----------------------------------------------
            10/1/2000 through 9/30/2001              44.00
            ----------------------------------------------
            10/1/2001 through 9/30/2002              55.50
            ----------------------------------------------
            10/1/2002 through 9/30/2003              70.00
            ----------------------------------------------
            10/1/2003 through 9/30/2004              88.00
            ----------------------------------------------


The per share prices set forth in the preceding table shall be equitably adjusted to take into account any changes in capitalization of the Corporation occurring after March 31, 1995.

          1.1.33. "Series B Triggering Event" means the consummation of a transaction which involves (i) (a) an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of shares of Common Stock in which the aggregate proceeds to the Corporation and any selling shareholders exceed $20 million or (b) the sale of all or substantially all of the stock or assets of the Corporation or the merger or consolidation of the Corporation in a transaction in which the Corporation is not the surviving corporation and (ii) a price (or valuation) per share for the Common Stock in such transaction that equals or exceeds the per share prices stated in the following table:


                     Liquidity
                  Event Completed        Per Share Price
                  ---------------        ---------------
              ------------------------------------------
              Prior to March 31, 1998            $ 29.00
              ------------------------------------------
              4/1/98 through 3/31/99               36.00
              ------------------------------------------
              4/1/99 through 3/31/00               48.00
              ------------------------------------------
              4/1/00 through 3/31/01               66.00
              ------------------------------------------
              4/1/01 through 3/31/02               87.00
              ------------------------------------------
              4/1/02 through 3/31/03              118.00
              ------------------------------------------
              4/1/03 through 3/31/04              152.00
              ------------------------------------------
              4/1/04 through 3/31/05              205.00
              ------------------------------------------

The per share prices set forth in the preceding table shall be equitably adjusted to take into account any changes in capitalization of the Corporation occurring after October 30, 1996.

          1.1.34. "Twelve-Dividend Default" means any time when the Corporation is in default in the payment of cash dividends on the Senior Preferred Stock for any twelve (12) consecutive Dividend Periods occurring after the date on which the Restricted Period ends or for any twelve Dividend Periods within any twenty-four (24) consecutive Dividend Periods after such date.

          1.1.35. "Unpaid Dividends" means all dividends with respect to the Senior Preferred Stock which have accrued but which have not been either paid in cash or added to the Stated Value thereof pursuant to Section 1.2.2.

          1.1.36. "Warrants" means those certain Common Stock Purchase Warrants designated W-3, W-4 and W-5, issued, respectively, to Thomas F. Hill, Wand/IMA Investments L.P. and Wand Partners Inc. initially providing for the acquisition of an aggregate of 192,610 shares of Common Stock, and any warrants issued in substitution or exchange therefor.

          1.2.  Dividends.
                ---------

          1.2.1. The holder of each issued and outstanding share of Senior Preferred Stock shall be entitled to receive, out of the funds of the Corporation legally available for such purpose, when, as and if declared by the Board of Directors of the Corporation, before any dividend shall be declared, paid or set aside, or any other distribution shall be declared or made, upon the Common Stock or any other class or series of stock of the Corporation, dividends in cash at a dividend rate of eight percent (8.0%) per annum of the Stated Value per share of Senior

Preferred Stock, calculated on a daily basis, for each Dividend Period or portion thereof during which such Senior Preferred Stock is outstanding.

          1.2.2. Notwithstanding anything to the contrary herein provided, in the event that any portion of the quarterly dividend for a Dividend Period on the Senior Preferred Stock is not declared and paid in cash on any Dividend Payment Date, the amount of such accrued dividend which is not so paid shall be accumulated and shall automatically be added to the Stated Value of such share on such date; provided, however, that should any accrued dividend added or to be
              -----------------
added to Stated Value be taxable, the Corporation must pay at least fifty percent (50%) of such dividend in cash. Accumulated dividends on shares of Senior Preferred Stock that have previously been added to the Stated Value thereof pursuant to the terms hereof may be declared and paid in cash on a pro rata basis (based upon the respective amounts of dividends accumulated and added to such Stated Values) on all shares of outstanding Senior Preferred Stock, at any time, without reference to any regular Dividend Payment Date, to the holders of Senior Preferred Stock on such date as may be fixed by the Board of Directors of the Corporation. The Stated Value per share of the Senior Preferred Stock shall be decreased on a dollar for dollar basis upon payment by the Corporation of any cash amounts in respect of previously accumulated and unpaid dividends thereon that have been added to Stated Value. Unpaid dividends shall not bear interest but, to the extent accumulated and added to the Stated Value, shall continue to accrue dividends on a daily basis. Accumulated dividends on any share of Senior Preferred Stock which are added to the Stated Value thereof pursuant to the terms hereof shall not be deemed to be in arrears for any purpose whatsoever. Any dividends that have accrued on the Senior Preferred Stock but have not yet been added to the Stated Value thereof shall constitute Unpaid Dividends. Notwithstanding anything to the contrary herein provided, no cash dividends shall be paid with respect to the Common Stock, or any other class or series of capital stock of the Corporation at any time when there are Unpaid Dividends with respect to the Senior Preferred Stock.

          1.2.3. Dividends payable with respect to the Senior Preferred Stock shall be calculated on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each and shall be payable on each Dividend Payment Date to the holders of record of the Senior Preferred Stock at the close of business on the date specified by the Board of Directors of the Corporation; provided, however, that no such record date shall be more than thirty (30) days nor less than ten (10) days prior to the respective Dividend Payment Date. Dividends on shares of Senior Preferred Stock shall accrue from the date of original issue of such shares of Senior Preferred Stock. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation originally issues any share of Senior Preferred Stock will be deemed to be its "date of original issue" regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation.

          1.2.4. All dividends paid or added to Stated Value, as the case may be, with respect to shares of the Senior Preferred Stock shall be paid or added to Stated Value, as the case may be, ratably with respect to such shares to the holders entitled thereto.

          1.2.5. So long as any shares of the Senior Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution on any of the Corporation's Common Stock, or Preferred Stock (other than the Senior Preferred Stock) or make any payment on account of, or set apart for payment money for a sinking fund or other similar fund for the purchase, redemption or other retirement of, any of the Common Stock, or Preferred Stock (other than the Senior Preferred Stock) or any warrants, rights, calls or options exercisable for any of the Common Stock or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in stock to the holders of such stock), and shall not permit any Person directly or indirectly controlled by the Corporation to purchase or redeem any of the Common Stock or Preferred Stock (other than the Senior Preferred Stock) or any warrants, rights, calls or options exercisable for any of the Common Stock, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase or distribution, as the case may be, all funds then required for the mandatory redemption of shares of the Senior Preferred Stock pursuant to Section 1.5.1 hereof, shall have been paid or be paid, and all Unpaid Dividends on shares of the Senior Preferred Stock not paid in cash, shall have been paid in cash or be paid in cash.

          1.3.  Rights on Liquidation, Dissolution or Winding-Up
                ------------------------------------------------

          1.3.1. In the event of any liquidation, dissolution or winding-up of the Corporation (including, without limitation, a liquidation or reorganization under Chapter 7 or 11 of Title 11 of the United States Code, as amended), the holders of shares of the Senior Preferred Stock then issued and outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock or of shares of any other class or series of stock of the Corporation an amount equal to the Stated Value per share, plus an amount equal to any Unpaid Dividends to and including the date of distribution with respect to such shares. If, upon any liquidation, dissolution or winding-up of the Corporation (including, without limitation, a liquidation or reorganization under Chapter 7 or 11 of Title 11 of the United States Code, as amended), the assets of the Corporation available for distribution to its stockholders shall be insufficient (a "Liquidation Insufficiency") to pay the holders of shares of the Senior Preferred Stock and any other class or series of capital stock the full amounts to which they shall respectively be entitled, the holders of shares of the Senior Preferred Stock shall be entitled to receive all the assets of the Corporation until such holders have received the full amounts to which they are entitled pursuant to Section Four of the Certificate of Incorporation. If there is no Liquidation Insufficiency, then the holders of shares of the Senior Preferred Stock shall be entitled to receive the greater of (a) an amount equal to the Stated Value per share, plus an amount equal to any Unpaid Dividends to and including the date of distribution with respect to such shares, or (b) the amount which would be distributed on the shares of Common Stock into which the Senior Preferred Stock is convertible at the date of the liquidation, dissolution or winding up of the Corporation (including, without limitation, a liquidation or reorganization under Chapter 7 or 11 of Title 11 of the United States Code, as amended).

          1.4.  Voting Power.
                ------------

          1.4.1. Except as otherwise expressly provided herein or as required by law, (i) each holder of Senior Preferred Stock shall be entitled to vote on all matters as to which stockholders of the Corporation are entitled to vote, and (ii) each holder of Senior Preferred Stock shall be entitled to cast a number of votes equal to the greatest number of whole shares of Common Stock into which such holder's shares of Senior Preferred Stock could be converted, pursuant to the provisions of Section 1.6 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Senior Preferred Stock and Common Stock shall be entitled to vote together as a class with respect to all matters as to which stockholders of the Corporation are entitled to vote.

          1.4.2. In the event that at any time there shall occur a Six-Dividend Default, then immediately upon the happening of such Six-Dividend Default and until such Six-Dividend Default and all defaults in the payment of quarterly dividends on the Senior Preferred Stock subsequent to and occurring while such Six-Dividend Default exists shall be cured, the number of directors constituting the Board of Directors of the Corporation shall, without further action, be increased by two and the holders of Senior Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a class, to elect two directors of the Corporation to fill such newly created directorship, the remaining directors to be elected by the class or classes of stock (including the Senior Preferred Stock) entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors. In the event that at any time there shall occur a Twelve-Dividend Default, then immediately on the happening of such Twelve-Dividend Default and until such Twelve-Dividend Default and all defaults in the payment of quarterly dividends on the Senior Preferred Stock subsequent to and occurring while such Twelve-Dividend Default exists shall be cured, then the number of directors constituting the Board of Directors of the Corporation shall, without further action, be further increased by four and the holders of Senior Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a class, to elect directors of the Corporation to fill such newly created directorships, the remaining directors to be elected by the class or classes of stock (including the Senior Preferred Stock) entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors. During the existence of a Twelve Dividend Default, a majority of the Directors not elected by the holders of the Senior Preferred Stock shall have the right to declare and pay dividends on the Senior Preferred Stock out of funds legally available for the payment of such dividends. Notwithstanding the foregoing provisions of this Section 1.4.2, upon payment in full of all quarterly dividends on the Senior Preferred Stock coming due subsequent to a Twelve-Dividend Default and the dividend which resulted in the Twelve-Dividend Default, so that no more than eleven consecutive quarterly dividends on the Senior Preferred Stock remain in default, the Special Senior Preferred Stock Voting Rights of the holders of Senior Preferred Stock shall be reduced so that they have the right, voting separately as a class, to elect two Additional Directors of the Corporation. Notwithstanding the foregoing provisions of this Section 1.4.2, upon payment in full of (i) all quarterly dividends on the Senior Preferred Stock coming due subsequent to a Six-Dividend Default and five of the dividends which resulted in the Six-Dividend Default, or
(ii) upon payment in full of all quarterly dividends on the Senior Preferred Stock coming due subsequent to a Twelve-Dividend Default and eleven of the dividends which resulted in a Twelve-Dividend Default, so that, in each case, no more than one quarterly dividend remains in default, the Special Senior Preferred Stock Voting Rights shall terminate. Upon any termination of the aforesaid Special Senior Preferred Stock Voting Rights, the term of office of each director elected by the holders of the Senior Preferred Stock pursuant to this Section 1.4.2 then in office shall thereupon terminate and upon such termination the number of directors constituting the Board of Directors shall, by resolution of the Board of Directors, be reduced accordingly, subject always to the subsequent increase of the number of directors from time to time pursuant to this Section 1.4.2 in the event of the periodic future vesting of the right of the holders of the Senior Preferred Stock to elect Additional Directors. The term of office of any director elected by the holders of the Senior Preferred Stock pursuant to this Section 1.4.2 shall terminate upon the earlier of the termination of the Special Senior Preferred Stock Voting Rights and the election of a successor to such director at any meeting of holders of the Senior Preferred Stock for the purpose of electing directors.

          1.4.3. Special Senior Voting Rights may be exercised either at a special meeting of holders of the Senior Preferred Stock, or at any annual or special meeting of stockholders of the Corporation, or may be exercised by the written consent of holders of the Senior Preferred Stock pursuant to the Connecticut Stock Corporation Act or the Connecticut Business Corporation Act.

          1.4.4. At any time when Special Senior Preferred Stock Voting Rights pursuant to Section 1.4.2 above shall have vested in holders of the Senior Preferred Stock, and if such rights shall have not already been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of the Senior Preferred Stock then outstanding, addressed to the secretary of the Corporation, call a special meeting of holders of the Senior Preferred Stock for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of the stockholders at the place for holding annual meetings of the stockholders of the Corporation or, if none, at a place designated by the secretary of the Corporation. If such a meeting shall not be called by the proper officer of the Corporation within ten (10) days after the personal service of such written request upon the secretary of the Corporation, or within ten (10) days after mailing the same within the United States, by first-class registered mail, addressed to the secretary of the Corporation at the Corporation's principal office (such mailing to be evidenced by registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) of the shares of the Senior Preferred Stock then outstanding may designate in writing a holder of Senior Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this Section 1.4.4. Any holder of Senior Preferred Stock shall have access to the stock books of the Corporation for the purpose of causing a meeting of holders of Senior Preferred Stock to be called pursuant to the provisions hereof.

          1.4.5. Unless a greater percentage shall then be required by law, at any meeting held for the purpose of electing directors at which the holders of Senior Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of twenty-five percent (25%) of the then outstanding shares of Senior Preferred Stock shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. In the absence of a quorum of the holders of Senior Preferred Stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          1.4.6. Unless the vote of the holders of a greater number of shares of this Senior Preferred Stock shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of this Senior Preferred Stock at the time outstanding, if any, voting together as a separate class, shall be necessary for authorizing, effecting or validating any of the following:

          (a) the creation, authorization or issue of any shares of any class or series of stock of the Corporation ranking prior to, or pari passu with, the shares of this Senior Preferred Stock as to dividends or upon liquidation or otherwise, or the reclassification of any authorized stock of the Corporation into any such prior or pari passu shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior or pari passu shares; and

          (b) the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto so as to affect adversely the preferences, rights, powers or privileges of this Senior Preferred Stock.

          1.5.  Redemption.
                ----------

          1.5.1.  Mandatory Redemption.  The Corporation shall redeem shares of
                  --------------------
Series A Senior Preferred Stock and Series B Senior Preferred Stock in the amounts and on the Mandatory Redemption Dates set forth in the following tables at a cash redemption price equal to the Stated Value per share of Senior Preferred Stock, plus all Unpaid Dividends on each such share up to and including the date of redemption.

                           Series A Senior Preferred Stock
                           -------------------------------

                      Mandatory       Number of Shares of Series A
                  Redemption Date        Senior Preferred Stock
                  -----------------      ----------------------
                  ---------------------------------------------------
                  March 31, 2003                  2,250
                  ---------------------------------------------------
                  March 31, 2004                  2,250
                  ---------------------------------------------------

                            Series B Senior Preferred Stock
                            -------------------------------

                         Mandatory       Number of Shares of Series B
                     Redemption Date       Senior Preferred Stock
                     -----------------     ----------------------
                     --------------------------------------------------
                     March 31, 2004                2,175
                     --------------------------------------------------
                     March 31, 2005                2,175
                     --------------------------------------------------

Payment shall be applied to the redemption of the shares of Senior Preferred Stock, pro rata among the holders of all outstanding shares of the Series A Senior Preferred Stock and Series B Senior Preferred Stock, then subject to redemption, on the respective Mandatory Redemption Date and shall be paid to each such holder upon surrender of the certificate or certificates evidencing such shares to be redeemed to the secretary of the Corporation.

          1.5.2. With respect to any redemption of Series A Senior Preferred Stock or Series B Senior Preferred Stock, each redemption of Series A Senior Preferred Stock or Series B Senior Preferred Stock, as the case may be, shall be made so that the number of shares of Series A Senior Preferred Stock or Series B Senior Preferred Stock, as the case may be, held by each registered holder thereof shall be that amount which shall bear the same ratio to the total number of shares of Series A Senior Preferred Stock or Series B Senior Preferred Stock being so redeemed as the number of shares of Series A Senior Preferred Stock or Series B Senior Preferred Stock, then held by such holder bears to the aggregate number of shares of Series A Senior Preferred Stock or Series B Preferred Stock, as the case may be, then outstanding.

          With respect to redemptions occurring after March 31, 2003, no shares of Series A Senior Preferred Stock shall be redeemed pursuant to this Section
1.5.2 unless concurrently therewith shares of Series B Senior Preferred Stock are redeemed on a pro rata basis (based on the respective Stated Values plus Unpaid Dividends of the Series A Senior Preferred Stock and the Series B Senior Preferred Stock) and no shares of Series B Senior Preferred Stock shall be redeemed pursuant to this Section 1.5.2 unless concurrently therewith shares of Series A Senior Preferred Stock are redeemed on a pro rata basis (based on the respective Stated Values plus Unpaid Dividends of the Series A Senior Preferred Stock and the Series B Senior Preferred Stock.)

          1.5.3. The redemption price for shares of Senior Preferred Stock set forth in this Section 1.5 shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Senior Preferred Stock.

          1.5.4. Except as otherwise provided herein, at least forty-five (45) days before any Redemption Date, a Redemption

Notice shall be mailed, postage prepaid, to each holder of record of the Senior Preferred Stock which is to be redeemed, at its address shown on the records of the Corporation; provided, however, that the Corporation's failure to give such Redemption Notice shall in no way affect its obligation to redeem the shares of Senior Preferred Stock as provided herein. The Redemption Notice shall set forth:

         (i) the number of shares of Senior Preferred Stock held by the holder which shall be redeemed by the Corporation, and the total number of shares of Senior Preferred Stock held by all holders of such series to be so redeemed;

        (ii) the Redemption Date and the redemption price;

       (iii) that the holder is to surrender to the Corporation, at the place designated therein, its certificate or certificates representing the shares of Senior Preferred Stock to be redeemed;

        (iv) the Conversion Price then in effect with respect to such shares of Senior Preferred Stock, pursuant to the provisions of Section 1.6 hereof; and

         (v) that the conversion rights of such shares of Senior Preferred Stock shall terminate at the close of business on the date prior to the Redemption Date.

          1.5.5. Each holder of shares of Senior Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the place designated in the Redemption Notice and thereupon the applicable redemption price for such shares shall be paid to the order of the Person whose name appears on such certificate or certificates and each surrendered certificate shall be cancelled and retired.

          1.5.6. From and after the Redemption Date, no shares of Senior Preferred Stock thereupon subject to redemption shall be entitled to any further accrual of any dividends pursuant to Section 1.2 hereof or to the conversion provisions set forth in Section 1.6 hereof; provided, however, that sufficient funds for payment of the redemption price for the shares of Senior Preferred Stock to be redeemed are deposited or held and set apart for that purpose at the place of payment on or prior to the Redemption Date.

          1.5.7. If the Redemption notice shall have been mailed as provided herein, and if on or before the Redemption Date specified in such notice the consideration necessary for such redemption shall have been set apart so as to be available therefor, then on and after the close of business on the Redemption Date the shares of Senior Preferred Stock called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive upon surrender of their certificates the consideration payable upon redemption thereof. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          1.5.8. Except to the extent otherwise required by a change or amendment to the tax law or the regulations promulgated thereunder that shall become effective after the date hereof, or the issuance of a published ruling of the Internal Revenue Service subsequent to the date hereof, the payment by the Corporation of the redemption price of the Senior Preferred Stock, either as part of an optional or mandatory redemption, as the case may be, shall be treated by the Corporation as a distribution in full payment in exchange for the shares of Senior Preferred Stock so redeemed under Section 302(a) of the Internal Revenue Code of 1986, as amended.

          1.5.9. If (i) no Series A Special Conversion Event or Series A Triggering Event has occurred prior to the date that is one-hundred-fifty (150) days before either Series A Mandatory Redemption Date, any holder or holders of a majority of the outstanding shares of Series A Senior Preferred Stock ("Electing Holders") or if (ii) no Series B Special Conversion Event or Series B Triggering Event has occurred prior to the date that is one-hundred-fifty (150) days before either Series B Mandatory Redemption Date, any holder or holders of a majority of the outstanding shares of Series B Senior Preferred Stock ("Electing Holders") may require the Corporation to retain an Independent Financial Expert to value the Common Stock into which the Series A Senior Preferred Stock or Series B Senior Preferred Stock, as the case may be, is convertible. Such a request shall be made in writing (the "Valuation Notice") delivered to the Corporation more than one-hundred-twenty (120) days prior to the relevant Mandatory Redemption Date. The value of the Common Stock into which the Series A Senior Preferred Stock or Series B Senior Preferred Stock, as the case may be, is convertible shall be determined by an Independent Financial Expert (to be selected as provided below in section 1.5.10) as of the end of the calendar year preceding the relevant Mandatory Redemption Date (the "Valuation Date") using one or more valuation methods that the Independent Financial Expert in its professional judgment determines to be most appropriate, taking into account, the Corporation's lack of liquidity. The Independent Financial Expert shall deliver, promptly upon completion, to the Corporation and to each of the holders of Series A Senior Preferred Stock or Series B Senior Preferred Stock, as the case may be, a report (the "Value Report") stating the method of valuation considered or used and the value of said Common Stock as of the Valuation Date and containing a statement as to the nature and scope of the examination or investigation upon which the determination of value was made.

          1.5.10. (a) Within five Business Days of its receipt of the Valuation Notice, the Corporation shall give written notice to each holder of Senior Preferred Stock of the Corporation's choice of an Independent Financial Expert to prepare the Value Report. Within five Business Days after the date of this notice, holders owning a majority of the shares identified in the Valuation Notice shall notify the Corporation in writing, (the "Holders' IFE Notice") of the approval or disapproval of the Corporations initial choice of Independent Financial Export and, in the event of disapproval, such holders shall propose an alternative firm as Independent Financial Expert. Within two Business Days after its receipt of the Holders' IFE Notice, the Corporation shall notify the Electing Holders of its approval or disapproval of their selection. If the Corporation does not accept the Independent Financial Expert chosen by the Electing Holders, then the two Independent Financial Experts previously selected pursuant to this section shall promptly be requested by the Corporation and the Electing Holders to jointly select a firm to act as Independent Financial Expert to prepare the Value Report. Their joint selection, which shall be made within five Business Days, shall be final and binding upon both the Corporation and the Electing Holders.

          (b) The Corporation shall consult and cooperate with the selected Independent Financial Expert to facilitate the final delivery of its Value Report no later than ninety (90) calendar days after the date of the Valuation Notice. The Value Report shall be final and binding upon both the Corporation and the Electing Holders.

          1.6.  Conversion Rights.
                -----------------

          1.6.1. Each holder of the shares of Senior Preferred Stock shall have the right, at the election of such holder, exercised at any time and from time to time, to convert, subject to the terms and provisions hereof, all or any portion of such shares of Senior Preferred Stock into fully paid and non-assessable shares of Common Stock of the Corporation or any capital stock or other securities into which such Common Stock shall have been changed or any capital stock or other securities resulting from a reclassification thereof. Such conversion of Senior Preferred Stock to shares of Common Stock shall be made at the Conversion Price, subject to adjustment from time to time as set forth herein. Senior Preferred Stock may be converted by the holder thereof during normal business hours on any Business Day by surrender of the required number of shares of Senior Preferred Stock, accompanied by written evidence (in form reasonably satisfactory to the Corporation) of the holder's election to convert such holder's Senior Preferred Stock or portion thereof, to the Corporation at its principal executive offices. Payment of the Conversion Price for the shares of Common Stock specified in such election shall be made by applying shares of Senior

Preferred Stock, valued at $1,000 per share. Upon (i) conversion of Series A Senior Preferred Stock by a holder in the absence of a Series A Special Conversion Event or a Series A Redemption Conversion Event, or (ii) conversion of Series B Senior Preferred Stock prior to the occurrence of the Series B Dividend Conversion Date by a holder in the absence of a Series B Special Conversion Event or a Series B Redemption Conversion Event, the Corporation shall have no obligation to pay the holder any accrued dividend previously added to the Stated Value or any Unpaid Dividend with respect to such converted shares. Upon (x) conversion of Series A Senior Preferred Stock by a holder concurrently with or following the occurrence of a Series A Special Conversion Event or in connection with a Series A Redemption Conversion Event, or (y) conversion of Series B Senior Preferred Stock by a holder concurrently with or following the occurrence of a Series B Special Conversion Event or in connection with a Series B Redemption Conversion Event, or (z) conversion of Series B Senior Preferred Stock concurrently with or following the Series B Dividend Conversion Date and in the absence of a Series B Triggering Event, payment of the Stated Value Excess Amount, if any, applicable to such converted shares of Senior Preferred Stock as of the date of the conversion shall be made in cash without interest.

          1.6.2. All or part of the outstanding shares of Series A Senior Preferred Stock shall, at the option of the Corporation and upon written notice to the holders thereof given not less than ten (10) days prior to the Closing of a Series A Triggering Event be converted, by applying shares of Senior Preferred Stock valued at $1,000 per share as of the date and time of the Closing, into shares of Common Stock at the Series A Conversion Price automatically and without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. All or part of the outstanding shares of Series B Senior Preferred Stock shall, at the option of the Corporation and upon written notice to the holders thereof given not less than ten (10) days prior to the Closing of a Series B Triggering Event be converted, by applying shares of Series B Senior Preferred Stock valued at $1,000 per share as of the date and time of the Closing, into shares of Common Stock at the Series B Conversion Price automatically and without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. Upon conversion of Senior Preferred Stock by the Corporation in connection with a Triggering Event, the Corporation shall have no obligation to pay the holder any accrued dividend previously added to the Stated Value or any Unpaid Dividend with respect to such converted shares.

          1.6.3. Upon the conversion of Senior Preferred Stock, the holders of such Senior Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion (or to pay any Unpaid Dividends or Stated Value Excess Amounts in connection with such conversion) unless certificates evidencing such shares of Senior Preferred Stock being converted are either delivered to the Corporation or the holder notifies the Corporation that such certificates have been lost, stolen, or destroyed and delivers to the Corporation an agreement satisfactory to the Corporation, with a surety satisfactory to the Corporation, to indemnify the Corporation from any loss incurred by it in connection therewith.

          1.6.4. Each conversion of Senior Preferred Stock shall be deemed to have been effected immediately prior to the close of business on the Business Day on which such Senior Preferred Stock shall have been surrendered to the Corporation as provided herein (except that if such conversion is in connection with a Triggering Event, then such conversion shall be deemed to have been effected concurrently with the Closing of such Triggering Event), and such conversion shall be at the Conversion Price in effect at such time. On each such day that the conversion of shares of Senior Preferred Stock is deemed effected, the person or persons in whose name or names any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become the holder or holders of record thereof.

          1.6.5. As promptly as practical after the conversion of shares of Senior Preferred Stock, in whole or in part, and in any event within five (5) Business Days thereafter (unless such conversion is in connection with a Triggering Event, in which event concurrently with such conversion), the Corporation at its expense (including the payment by it of any applicable issue, stamp or other taxes, other than any income taxes and other than any taxes arising by reason of issuance of shares of Common Stock to any person other than such holder) will cause to be issued in the name of and delivered to the holder thereof or as such holder may direct, (i) a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon such conversion plus, in lieu of any fractional shares to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Current Market Price per share of Common Stock and (ii) the Stated Value Excess Amount, if any, applicable as of the time of conversion to those shares of Senior Preferred Stock which are converted concurrently with or following the occurrence of a Special Conversion Event or Redemption Conversion Event. In case fewer than all the shares of Senior Preferred Stock represented by any surrendered certificate are converted into Common Stock, a new certificate representing the shares of Senior Preferred Stock not converted shall be issued without cost to the holder thereof.

          1.7.  Anti-Dilution Adjustments.  The number of shares of Common Stock
                -------------------------
issuable upon any conversion provided for in Section 1.6 shall be subject to adjustment, from time to time, in accordance with the following provisions:

          1.7.1.  Issuance of Additional Shares of Common Stock. In case the
                  ---------------------------------------------
Corporation at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 1.7.3 or 1.7.4) without consideration or for a consideration per share less than the greater of the Current Market Price and the Conversion Price in effect immediately prior to such issue or sale, then, in each such case, subject to Section 1.7.8, such Conversion Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Conversion Price by a fraction

          (a) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the greater of such Current Market Price and such Conversion Price, and

          (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale,

provided that, for the purposes of this Section 1.7.1, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to
Section 1.7.3 or 1.7.4, such Additional Shares shall be deemed to be outstanding and (y) treasury shares shall not be deemed to be outstanding.

          1.7.2.  Adjustment of Conversion Price Upon Extraordinary Dividends
                  -----------------------------------------------------------
and Distributions.  In case the Corporation at any time or from time to time
-----------------
after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spinoff, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, other than (a) a dividend payable in Additional Shares of Common Stock or (b) a cash dividend permitted pursuant to
Section 1.2.5 hereof, then, and in each such case, subject to Section 1.7.8, the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Conversion Price by a fraction

          (a) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of the Corporation) applicable to one share of Common Stock,

          (b) the denominator of which shall be such Current Market Price,

provided that, in the event that the amount of such dividend as so determined is equal to or greater than such Current Market Price or in the event that such fraction is less than one half (1/2), in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of the Senior Preferred Stock shall receive, in the same form and at the same time such dividend is payable to holders of Common Stock, a pro rata share of such dividend based upon the maximum number of shares of Common Stock at the time issuable to such holders upon conversion of such Senior Preferred Stock.

          1.7.3.  Treatment of Options and Convertible Securities.  In case the
                  -----------------------------------------------
Corporation at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options (other than Options covering shares of Common Stock which would not constitute Additional Shares of Common Stock if issued upon exercise of such Options) or Convertible Securities, then and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 1.7.5) of such shares would be less than the greater of the Current Market Price and the Conversion Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued

          (a) no further adjustment of the Conversion Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

          (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Conversion Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

          (c) upon the expiration (or purchase by the Corporation and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which shall not have been exercised (or purchase by the Corporation and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised), the Conversion Price computed upon the original issue, sale, grant or assumption (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

              (i) in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

              (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (pursuant to Section 1.7.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

          (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Conversion Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

          (e) in the case of any such Options which expire by their terms not more than thirty (30) days after the date of issue, sale, grant or assumption thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

          1.7.4.  Treatment of Stock Dividends, Stock Splits, etc.  In case the
                  ------------------------------------------------
Corporation at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the date immediately prior to the day upon which such corporate action becomes effective.

          1.7.5.  Computation of Consideration.  For the purposes of this
                  ----------------------------
Section 1.7,

          (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

              (i) insofar as it consists of cash, be computed at the net amount of cash received by the Corporation;

              (ii) insofar as it consists of property (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Corporation (subject to confirmation by a firm of independent certified public accountants of recognized national standing approved by the holders of a majority of the Senior Preferred Stock); and

              (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Corporation (subject to confirmation by a firm of independent certified public accountants of recognized national standing approved by the holders of a majority of the Senior Preferred Stock);

          (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 1.7.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

              (i) the total amount, if any, received and receivable by the Corporation as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Corporation upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

              (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

          (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 1.7.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

          1.7.6.  Adjustments for Combinations, etc. In case the outstanding
                  ----------------------------------
shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          1.7.7.  Dilution in Case of Other Securities.  In case any Other
                  ------------------------------------
Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Corporation (or any issuer of Other Securities or any other Person referred to in Section 1.8) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Corporation (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 1.7, the conversion rights granted to holders of Senior Preferred Stock, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 1.7 with respect to the Conversion Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the conversion of the shares of Senior Preferred Stock, so as to protect the holders of the Senior Preferred Stock against the effect of such dilution.

          1.7.8.  Minimum Adjustment of Conversion Price.  If the amount of any
                  --------------------------------------
adjustment of the Conversion Price required pursuant to this Section 1.7 would be less than one percent (1%) of the Conversion Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent (1%) of such Conversion Price. Notwithstanding the foregoing, the Conversion Price shall be adjusted at the time of, and be effective with respect to, any conversion or redemption of any shares of Senior Preferred Stock.

          1.8.  Consolidation, Merger, etc.
                ---------------------------

          1.8.1.  Adjustments for Consolidation, Merger, Sale of Assets,
                  ------------------------------------------------------
Reorganization, etc.  In case the Corporation after the date hereof (a) shall
--------------------
consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Corporation and the

Corporation shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any Other Person or cash or any other property, or (c) shall transfer 50% or more of its Common Stock, properties or assets to any other Person in a single transaction or a related series of transactions, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Conversion Price is provided in subsection 1.7.1 or subsection 1.7.2), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided herein, the holders of shares of Senior Preferred Stock, upon the conversion thereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Conversion Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such holder would actually have been entitled as a stockholder upon such consummation if such holder had exercised the conversion rights pertaining to the Senior Preferred Stock immediately prior thereto.

          1.8.2.  Assumption of Obligations.  Notwithstanding anything to the
                  -------------------------
contrary herein provided, the Corporation will not effect any of the transactions described in subsections (a) through (d) of Section 1.8.1 (excluding any such transaction which constitutes a Triggering Event and in connection with which the Corporation requires conversion of the Senior Preferred Stock) unless, prior to the consummation thereof, each Person (other than the Corporation) which may be required to deliver any stock, securities, cash or property upon the conversion of shares of Senior Preferred Stock as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holders of the Senior Preferred Stock (a) the obligations of the Corporation with respect to the Senior Preferred Stock (and if the Corporation shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Corporation from, any continuing obligations of the Corporation with respect to the Senior Preferred Stock), and (b) the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 1.8, such holder may be entitled to receive, and such Person shall have similarly delivered to such holders of Senior Preferred Stock an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such holders, stating that the rights and privileges of the Senior Preferred Stock shall thereafter continue in full force and effect and the terms thereof (including, without limitation, all of the provisions of this

Section 1.8) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any conversion of shares of Senior Preferred Stock or the exercise of any rights pursuant hereto.

          1.9.  Other Dilutive Events.  In case any event shall occur as to
                ---------------------
which the provisions of Section 1.7 or Section 1.8 are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights pertaining to shares of Senior Preferred Stock in accordance with the essential intent and principles of such sections, then, in each such case, the Corporation shall appoint a firm of independent certified public accountants of recognized national standing (such firm to be subject to the approval of the holders of a majority of the outstanding Senior Preferred Stock), which shall give their opinion regarding the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 1.7 and 1.8, necessary to preserve, without dilution, the conversion rights of the Senior Preferred Stock. Upon receipt of such opinion, the Corporation will promptly mail a copy thereof to each holder of Senior Preferred Stock and shall make the adjustments described therein.

          1.10.  No Dilution or Impairment.  The Corporation will not, by
                 -------------------------
amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Senior Preferred Stock, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of shares of Senior Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not permit the par value of any shares of stock receivable upon the conversion of Senior Preferred Stock to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of stock on the conversion of the shares of Senior Preferred Stock from time to time outstanding, and (c) will not take any action if the total number of shares of Common Stock (or Other Securities) issuable after such proposed action (and assuming the conversion of all of the outstanding shares of Senior Preferred Stock) would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Corporation's certificate of incorporation and available for the purpose of issue upon such exercise.

          1.11.  Accountants' Report as to Adjustments.  In each case of any
                 -------------------------------------
adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the conversion of shares of Senior Preferred Stock, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and, if requested by the holders of 20% of the outstanding shares of Senior Preferred Stock, cause independent certified public accountants of recognized national standing (such firm to be subject to the approval of the holders of a majority of the outstanding Senior Preferred Stock) selected by the Corporation to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Conversion Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 1.7) on account thereof. The Corporation will forthwith mail a copy of each such report to each holder of shares of Senior Preferred Stock and will, upon the written request at any time of any holder of shares of Senior Preferred Stock, furnish to such holder a like report setting forth the Conversion Price at the time in effect and showing in reasonable detail how it was calculated. The Corporation will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by any holder of Senior Preferred Stock or any prospective purchaser of Senior Preferred Stock designated by the holder thereof.

          1.12.  Notices of Corporate Action.  In the event of
                 ---------------------------

          (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any consolidation or merger involving the Corporation and any other Person or any transfer, in a single transaction or a related series of transactions, of 50% or more of the assets of the Corporation to any other Person or any sale or transfer, in a single transaction or a related series of transactions, by the Corporation of Common Stock amounting to 50% or more of the then outstanding Common Stock of the Corporation, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

    the Corporation will mail to each holder of shares of Senior Preferred Stock a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Except for notices relating to mandatory redemption or mandatory conversion in connection with a Triggering Event, such notices shall be mailed at least twenty (20) Business Days prior to the date of the action therein specified.

          1.13.  Retirement of Converted or Redeemed Shares.  No share or shares
                 ------------------------------------------
of Senior Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be re-issued and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Senior Preferred Stock accordingly.

      5. The minimum amount of stated capital with which the Corporation shall commence business is one thousand ($1,000.00) dollars.

      6.  Other provisions:

          (a) No shareholder of the Corporation shall, by reason of his holding shares of the Corporation's stock, have any preemptive or preferential right to subscribe for, purchase or receive any shares of stock of the Corporation (or any obligation convertible into shares of stock, or warrant, option or other instrument entitling the holder to purchase, any shares of stock of the Corporation) which the Corporation may issue or sell, whenever authorized, or out of shares of the Corporation acquired by it after issuance.

          (b) The personal liability to the Corporation or its shareholders of a person who is or was a director of the Corporation for monetary damages for breach of duty as a director shall be limited to the amount of the compensation received by the director for serving the Corporation during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate, as defined in subdivision (3) of Section 33-374d of the Connecticut Stock Corporation Act as in effect on the date hereof and as it may be amended from time to time, to receive an improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (e) create liability under Section 33-321 of the Connecticut Stock Corporation Act as in effect on the effective date hereof and as it may be amended from time to time. The personal liability of a person who is or was a director to the Corporation or its shareholders for breach of duty as a director shall further be limited to the full extent allowed from time to time by Connecticut law. This Article 6, subsection (b) shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date hereof. Any lawful repeal or modification of this Article 6, subsection (b) or the adoption of any provision inconsistent herewith by the Board of Directors and the shareholders of the Corporation shall not, with respect to a person who is or was a director, adversely affect any limitation of liability, right or protection of such person existing at or prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.

          (c) The duration of the Corporation shall be unlimited.